Exhibit 10.11

ESKAY PROPERTY

TERMINATION AGREEMENT

THIS AGREEMENT is made as of the 6th day of February, 2006,

BETWEEN:

MATTHEW J. MASON, of 1930 Nelson Avenue, West Vancouver, B.C. V7V 2P4

(hereinafter referred to as the "Vendor")

OF THE FIRST PART,

AND:

PAN AMERICAN GOLD CORPORATION, a company existing under the laws of Nevada and having an office at 605-475 Howe Street, Vancouver, B.C., V6C 2B3

(hereinafter referred to as the "Assignor")

OF THE SECOND PART.

AND:

PAN AMERICAN GOLD CORPORATION, a company existing under the laws of Ontario and having an office 605-475 Howe Street, Vancouver, B.C., V6C 2B3

(hereinafter referred to as the "Parent Company")

OF THE SECOND PART.

RECITALS:

A.                         WHEREAS pursuant to an agreement dated January 16, 2004 (the "Agreement") the Vendor sold to the Assignor an undivided 75% interest in and to certain mining claims situated in the Eskay Creek region, Skeena and Liard Mining Divisions, British Columbia (more particularly set out in Schedule "A" hereto and hereinafter referred to as the "Property");

B.                          AND WHEREAS by virtue of the Agreement, the Vendor is the beneficial owner of 800,000 shares (the "Shares") in the capital of the Parent Company;

C.                          AND WHEREAS the parties wish to transfer the said undivided 75% interest in the Property (the "Assignor's Interest") back to the Vendor and to terminate the Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein contained and subject to the terms and conditions hereinafter set out, the parties hereto agree as follows:

1.	TERMINATION

1.01                      The Assignor, on the terms and conditions set out herein, hereby sells, transfers and assigns to the Vendor the Assignor's Interest at the "Closing" (as hereinafter defined).

1.02                      In consideration for the assignment set out in paragraph 1.01, the Vendor agrees to sell, transfer and assign to the Parent Company 800,000 shares in the capital of the Parent Company, which the Parent Company will cancel or restore to the status of authorized but unissued shares of the class in accordance with the Business Corporations Act (Ontario).

1.03                      In this agreement, "Closing" means the completion of the transaction hereby contemplated, and will take place at the offices of VECTOR Corporate Finance Lawyers, Barristers & Solicitors, 1040-999 West Hastings Street, Vancouver, B.C., V6C 2W2, and the "Date of Closing" means the day on which the Closing takes place, and which the parties agree shall be February 22, 2006, or such other date as may be mutually agreed to.

1.04                      The Assignor hereby covenants with and to the Vendor that it will assume and discharge for the benefit of the Vendor all duties, obligations and liabilities arising out of or related to the Property and incurred prior to the Closing, and the Assignor hereby forever indemnities and saves harmless the Vendor, his heirs, executors and assigns from all claims, actions, liabilities, damages, costs and expenses resulting from any breach of or failure to comply with any and all of the then applicable federal, provincial, municipal or local laws, statutes, regulations, treaties, orders, judgments, decrees, ordinances, official directives and all authorizations relating to the environment or occupational health or safety which arise and relate in any way to the Vendor's right, title and interest in and to the Property and which relate to events which occurred prior to the Closing. The Assignor furthermore hereby forever indemnifies and saves harmless the Vendor, his heirs, executors and assigns from all claims, actions, liabilities, damages, costs and expenses resulting in any way from the transfer of interests contemplated hereunder.

1.05                      The Vendor hereby covenants with and to the Assignor that it will assume and discharge for the benefit of the Assignor all duties, obligations and liabilities arising out of or related to the Property and incurred after the Closing, and the Vendor hereby forever indemnifies and saves harmless the Assignor, its directors and officers, from all claims, actions, liabilities, damages, costs and expenses resulting from any breach of or failure to comply with any and all of the then applicable federal, provincial, municipal or local laws, statutes, regulations, treaties, orders, judgments, decrees, ordinances, official directives and all authorizations relating to the environment or occupational health or safety which arise and relate in any way to the Vendor's right, title and interest in and to the Property and which relate to events which occurred after the Closing.

1.06                      The Assignor hereby constitutes the Vendor as the true and lawful attorney of the Assignor for and in the name or otherwise on behalf the Assignor with full power of substitution to do and execute all acts, deeds, matters and things whatsoever necessary or desirable to give effect to the conveyance and assurance to the Vendor of the Assignor's Interest herein contemplated, for the performance by the Assignor.

1.07                      The Assignor agrees that from time to time and at all times hereafter the Assignor will upon the reasonable request of the Vendor, make, do, and execute, or cause to be made, done and executed all such further acts, deeds, matters and things to give effect to the conveyance and assurance unto the Vendor of the Assignor's Interest and the termination of the Agreement as aforesaid, and will make its best efforts to procure any consents and approvals required therefor.

2.	REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR
2.01	The Assignor hereby represents and warrants to the Vendor that:
(a)	it is the beneficial owner of the Assignor's Interest;

(b)	the Assignor's Interest is free and clear of all charges, liens and encumbrances of every description, other than those set out in the Agreement;
(c)	the mineral claims comprising the Property are in good standing in accordance with the laws in effect in the jurisdiction in which they are situated;
(d)

the entering into this agreement does not conflict with any applicable law nor does it conflict with, or result in a breach of or accelerate the performance required by any contract or other commitment to which it is party or by which it is bound;

(e)

reclamation and rehabilitation of those parts of the Property which have been previously worked by the Assignor have been properly completed in compliance with all applicable laws and the Assignor hereby covenants and agrees to save the Vendor harmless from and against any loss, liability, claim, demand, damage, expense, injury or death arising out of or in connection with the operations or activities which were carried out on the Property by the Assignor prior to the date of this agreement;

(f)	without limiting the generality of subparagraph 2.01(e), to the best of the Assignor's knowledge, the Assignor and its contractors:
(i)

have operated the Property and have at all times received, handled, used, stored, treated, shipped and disposed of all environmental or similar contaminants in strict compliance with all applicable environmental, health or safety laws, regulations, orders or approvals, and

(ii)	have removed from and off the Property all environmental or similar contaminants;
(g)

to the best of the Assignor's knowledge, there are no orders or directions relating to environmental or similar matters requiring any work, repairs, construction or capital expenditures with respect to the Property and the conduct of the business related thereto, nor has the Assignor received any notice of such;

(h)

to the best of the Assignor's knowledge, no hazardous or toxic materials, substances, pollutants, contaminants or wastes have been released into the environment, or deposited, discharged, placed or disposed of at, on or near the Property as a result of its or its contractors' operations carried out on the Property;

(i)	to the best of the Assignor's knowledge:
(i)	no notices of any violation or apparent violation of any of the matters referred to in subparagraphs 2.01(e) through 2.01(h) relating to the Property or its use have been received by the Assignor; and
(ii)

there are no writs, injunctions, orders or judgments outstanding, no law suits, claims, proceedings or investigations pending or threatened, relating to the use, maintenance or operation of the Property, whether related to environmental or similar matters, or otherwise, nor, to the knowledge of the Assignor, is there any basis for such law suits, claims, proceedings or investigations being instituted or filed;

(j)	it has advised the Vendor of all of the material information relating to the mineral potential of the Property of which the Assignor has knowledge;
(k)	the Agreement is in good standing, and no party is in default thereunder.

2.02                      The representations and warranties hereinbefore set out are conditions upon which the Vendor has relied in entering into this agreement and shall survive the Closing, and the Assignor hereby forever indemnifies and saves the Vendor harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty made by it and contained in this agreement.

3.	CONDITIONS PRECEDENT TO CLOSING

3.01                      The obligation of the Assignor to complete the sale of the Assignor's Interest pursuant hereto is subject to the following conditions being satisfied:

(a)	all covenants, representations and warranties made by the Vendor hereunder shall have been complied with and remain true at the Closing Date;
(b)	at the Closing Date, the purchase and sale hereby agreed to shall comply with all legal requirements and restrictions;
(c)	the Vendor shall have delivered to the Parent Company, share certificates for 800,000 common shares of the Parent Company, and free and clear of all charges, liens and encumbrances; and
(d)	on the Closing Date, no suit, action or other proceeding is pending or threatened before any court or government agency which might result in impairment or loss of the Property.

The foregoing conditions shall be for the exclusive benefit of the Assignor and may, without prejudice to any of the rights of the Assignor hereunder (including reliance on or enforcement of warranties or covenants which are preserved dealing with or similar to the condition or conditions waived) be waived by it in writing, in whole or in part, at any time. In case any of the said conditions shall not be complied with, or waived by the Assignor, at or before the Closing, the Assignor may rescind and terminate this agreement by written notice to the Vendor and, in such event, the Assignor and the Vendor shall be released from all obligations hereunder.

3.01                      The obligation of the Vendor to complete the purchase of the Assignor's Interest pursuant hereto is subject to the following conditions being satisfied:

(a)	all covenants, representations and warranties made by the Assignor hereunder shall have been complied with and remain true at the Closing Date;
(b)	at the Closing Date, the purchase and sale hereby agreed to shall comply with all legal requirements and restrictions;
(c)

at the written request of the Vendor, the Assignor and the Parent Company shall have caused to be recorded in the office of the governmental agency, the transfer, to the Vendor of a 75% undivided interest in and to the Property; and

(d)	on the Closing Date, no suit, action or other proceeding is pending or threatened before any court or government agency which might result in impairment or loss of the Property.

The foregoing conditions shall be for the exclusive benefit of the Vendor and may, without prejudice to any of the rights of the Vendor hereunder (including reliance on or enforcement of warranties or covenants which are preserved dealing with or similar to the condition or conditions waived) be waived by it in writing, in whole or in part, at any time. In case any of the said conditions shall not be complied with, or waived by the Vendor, at or before the Closing, the Vendor may rescind and terminate this agreement by written notice to the Assignor and, in such event, the Vendor and the Assignor shall be released from all obligations hereunder.

3.02                      At the Closing, provided that all conditions precedent have been satisfied or waived, the Agreement shall terminate.

4.	ARBITRATION

4.01                      If there is any disagreement, dispute or controversy (hereinafter collectively called a "Dispute") between the parties with respect to any matter arising under this agreement or the construction hereof, then the Dispute shall be determined by arbitration in accordance with the following procedures:

(a)

the party on one side of the Dispute shall inform the other party by notice of the names of three impartial and independent persons who are recognized experts in the area which is the subject matter of the Dispute; and

(b)	the other party shall, within seven days of receipt of the notice, inform the party on the other side of the Dispute the name of the one person that it wishes to act as the sole arbitrator.

The arbitration shall be conducted in accordance with the Commercial Arbitration Act (British Columbia) and the decision of the arbitrator shall be made within 30 days following his being named, shall be based exclusively on the advancement of exploration, development and production work on the Property and not on the financial circumstances of the parties. The costs of arbitration shall be borne equally by the parties to the Dispute unless otherwise determined by the arbitrator in the award.

5.	NOTICES

5.01                      Any notice, election, consent or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered or if mailed by registered air mail or by telegram or fax, addressed as follows:

In the case of the Purchaser:

Pan American Gold Corporation

605-475 Howe Street

Vancouver, B.C. V6C 2B3

Attention: President

In the case of the Vendor:

Matthew J. Mason

1930 Nelson Avenue

West Vancouver, B.C. V7V 2P4

with a copy to:

VECTOR Corporate Finance Lawyers

Barristers & Solicitors

1040-999 West Hastings Street

Vancouver, B.C. V6C 2W2

Attention: Graham H. Scott

and any such notice given as aforesaid shall be deemed to have been given to the parties hereto if delivered, when delivered, or if mailed, on the tenth business day following the date of mailing, or, if telegraphed or taxed, on the next succeeding day following the telegraphing or taxing thereof PROVIDED HOWEVER that during the period of any postal interruption in either the country of mailing or the country of delivery, any notice given hereunder by mail shall be deemed to have been given only as of the date of actual delivery of the same. Any party may from time to time by notice in writing change its address for the purpose of this paragraph.

6.	GENERAL TERMS AND CONDITIONS

6.01                      The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this agreement.

6.02                      This agreement shall represent the entire understanding between the parties with respect to the Property. No representations or inducements have been made save as herein set forth. No changes, alterations, or modifications of this agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by all parties hereto.

6.03                      The titles to the articles to this agreement shall not be deemed to form part of this agreement but shall be regarded as having been used for convenience of reference only.

6.04                      The schedules to this agreement shall be construed with and as an integral part of this agreement to the same extent as if they were set forth verbatim herein.

6.05                      All reference to dollar amounts contained in this agreement are references to Canadian funds.

6.06                      This agreement shall be governed by and interpreted in accordance with the laws in effect in British Columbia, and the parties hereto attorn to the courts of British Columbia for the resolution of any disputes arising out of this agreement.

6.07                      This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF this agreement has been executed by the parties hereto as of the day and year first above written.

SIGNED, SEALED and DELIVERED by MATTHEW J. MASON in the presence of: /s/ signed Witness	) ) ) ) ) ) )	/s/ Matthew J. Mason Matthew J. Mason

The COMMON SEAL of PAN AMERICAN GOLD CORPORATION (Ontario) was hereunto affixed in the presence of: /s/ signed Authorized signatory Authorized signatory	) ) ) ) ) ) ) ) ) ) )	c/s

The COMMON SEAL of PAN AMERICAN GOLD CORPORATION (Nevada) was hereunto affixed in the presence of: /s/ signed Authorized signatory Authorized signatory	) ) ) ) ) ) ) ) ) ) )	c/s

This is page 10 of that certain agreement dated the 6th day of February, 2006 between Matthew J. Mason, of the first part and Pan American Gold Corporation, of the second part and Pan American Gold Corporation, of the third part.

SCHEDULE "A"

TO THAT CERTAIN AGREEMENT MADE AS OF THE 6TH DAY OF FEBRUARY, 2006 BETWEEN MATTHEW J. MASON OF THE FIRST PART AND PAN AMERICAN GOLD CORPORATION OF THE SECOND PART AND PAN AMERICAN GOLD CORPORATION OF THE THIRD PART

THE "PROPERTY"

MINING DIVISION:	SKEENA, LIARD, B.C.
AREA:	ISKUT RIVER
N.T.S.:	104 B, 104 G

Skeena Mining Division

Claim Name	Tenure No.	Units	Anniversary Date
Mon 1	407154
King 1	407157
King 2	407158
King 4	407160
King 6	407162
King 7	407163
Hell 11	407144
Hell 12	407145
Few 1	407146
Few 2	407147
Bow 1	407148
Bow 2	407149
Bow 3	407150
Bow 4	407151
Bow 5	407152
Bow 6	407153
Hell 1	407134
Hell 2	407135
Hell 3	407136
Hell 4	407137
Hell 5	407138
Hell 6	407139
Hell 7	407140
Hell 8	407141
Hell 9	407142
Hell 10	407143

Liard Mining Division

Claim Name	Tenure No.	Units	Anniversary Date
Lehua l	407155
Lehua 2	407156
King 3	407159
King 5	407161
Pin 7	407129
Pin 8	407130
Pin 9	407131
Pin 10	407132
Pin 11	407133
Is 31	4-7177
Is 32	407178
Is 33	407179
Pac 7	407122
Pin 1	407123
Pin 2	407124
Pin 3	407125
Pin 4	407126
Pin 5	407127
Pin 6	407128
Is 21	407167
Is 22	407168
Is 23	407169
Is 24	407170
Is 25	407171
Is 26	407172
Is 27	407173
Is 28	407174
Is 29	407175
Is 30	407176
Is 11	407044
Is 12	407045
Is 13	407046
Is 14	407047
Is 15	407048
Is 16	407049
ls 17	407050
Is 18	407164
Is 19	407165
Is 20	407166
Is l	407034
Is 2	407035

Is 3	407036
Is 4	407037
Is 5	407038
Is 6	407039
Is 7	407040
Is 8	407041
Is 9	407042
Is 10	407043

Dated: February 6, 2006

BETWEEN:

MATTHEW J. MASON

OF THE FIRST PART

AND:

PAN AMERICAN GOLD CORPORATION (Ontario)

OF THE SECOND PART

AND:

PAN AMERICAN GOLD CORPORATION (Nevada)

OF THE SECOND PART

ESKAY PROPERTY TERMINATION AGREEMENT

VECTOR Corporate Finance Lawyers

Barristers & Solicitors

1040-999 West Hastings Street

Vancouver, B.C. V6C 2W2

Tel: (604) 683-1102

GHS/ghs